UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2013, CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers Energy”) adopted changes to their respective bylaws to reflect revisions to the directors’ term of office to be consistent with the Michigan Business Corporation Act. ARTICLE V: DIRECTORS, Section 3 – Term of Office, was amended to include “or until his or her resignation or removal”. ARTICLE V: DIRECTORS, Section 3 – Term of Office now states:

“Subject to the provisions of the Articles of Incorporation of the Corporation [Company] and unless otherwise provided by law, the Directors shall hold office from the date of their election until the next succeeding annual meeting and until their successors are elected and shall qualify or until his or her resignation or removal.”

The preceding disclosure is qualified in its entirety by reference to the amendments of CMS Energy’s and Consumers Energy’s bylaws. Copies of each of CMS Energy’s and Consumers Energy’s amended and restated bylaws are attached as exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 CMS Energy Corporation Bylaws, amended and restated as of January 24, 2013

3.2 Consumers Energy Company Bylaws, amended and restated as of January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: January 29, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: January 29, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

3.1 CMS Energy Corporation Bylaws, amended and restated as of January 24, 2013

3.2 Consumers Energy Company Bylaws, amended and restated as of January 24, 2013